Exhibit 10.1
Separation Agreement

Scott Romine ("Associate") and Jackson National Life Distributors, LLC ("Jackson") agree as follows:

1.References. All references to Jackson in this Separation Agreement ("Agreement") shall also include Jackson Financial Inc. and all of its direct and indirect subsidiaries and affiliates, including, but not limited to, Jackson Holdings LLC, Jackson National Life Insurance Company, Jackson National Life Insurance Company of New York, Jackson National Asset Management, LLC, PPM America, Inc., and each of their direct and indirect subsidiaries and affiliates.
2.Separation Date. Associate's last date of employment with Jackson is August 5, 2025 (the "Separation Date").
3.Compensation to Associate. Subject to the terms of this Agreement and provided that Associate complies with the terms and obligations of this Agreement and signs, returns, and does not revoke this Agreement, Jackson shall make payment (the "Separation Payment"), which sums Associate and Jackson agree are reasonable and adequate consideration for, among other terms, the releases and waivers described in this Agreement, to Associate as follows:

a.A total cash payment of $2,437,500 to be paid within 30 days after the Effective Date, as defined by Paragraph 22 of this Agreement;

b.A cash bonus for the 2025 performance year, which will be determined based on the results of Jackson's key performance indicators that are used to determine bonus funding levels for other eligible associates, will be pro-rated for the number of days worked in 2025, and shall be paid to Associate when annual bonuses are paid to other eligible associates for the relevant year;

c.An additional cash payment of $36,561 to be paid within 30 days of the Effective Date, as defined by Paragraph 22 of this Agreement. Associate may choose, but is not required, to use this amount to assist with the payment of potential COBRA premiums; and
d.Long-term incentive plan ("LTIP") award payments as outlined in i-vi below. Associate understands and agrees that the performance share unit ("PSU") and restricted share unit ("RSU") awards described in this Paragraph 3(d) shall vest at their original future vesting dates, with the ultimate number of Jackson common shares (or cash value in respect thereof) to be delivered remaining contingent upon the achievement of applicable performance metrics and other provisions as set forth in the relevant program documents, where applicable. Associate further understands and agrees that shares (or cash value in respect thereof), as applicable, that become deliverable pursuant to this agreement are subject to administrative processes and will settle within thirty (30) days of each applicable vesting date.

Separation Agreement
Initial: Associate /s/ SR

i.2023 PSU Grant. A number of the PSUs granted on March 10, 2023 ("2023 PSUs") under the Jackson Financial Inc. 2021 Omnibus Incentive Plan ("OIP") shall be earned and become vested based on the actual achievement of the relevant performance goals that apply to the 2023 PSUs during the entire performance period (as if the Associate's employment had continued during the entire performance period). The performance period for the 2023 PSUs is defined as the three-year period commencing January 1, 2023 and ending December 31, 2025.
ii.2023 RSU Grant. The restricted share units ("2023 RSUs") granted on March 10, 2023 ("2023 Grant Date") under the OIP vest in three equal installments. The first and second installments vested in the normal course on the first and second anniversaries of the 2023 Grant Date in accordance with the award agreement applicable to the 2023 RSUs and are outside the scope of this Agreement. The third installment shall vest on the third anniversary of the 2023 Grant Date.
iii.2024 PSU Grant. A number of the PSUs granted on March 10, 2024 ("2024 PSUs") under the OIP shall be earned and become vested based on the actual achievement of the relevant performance goals that apply to the 2024 PSUs during the entire performance period (as if the Associate's employment had continued during the entire performance period). The performance period for the 2024 PSUs is defined as the three-year period commencing January 1, 2024 and ending December 31, 2026.
iv.2024 RSU Grant. The restricted share units ("2024 RSUs") granted on March 10, 2024 ("2024 Grant Date") under the OIP vest in three equal installments. The first installment vested in the normal course on the first anniversary of the 2024 Grant Date in accordance with the award agreement applicable to the 2024 RSUs and is outside the scope of this Agreement. The second and third installments shall vest on the second and third anniversaries of the 2024 Grant Date, respectively.
v.2025 PSU Grant. A number of the PSUs granted on March 10, 2025 ("2025 PSUs") under the OIP shall be earned and become vested based on the actual achievement of the relevant performance goals that apply to the 2025 PSUs during the entire performance period (as if the Associate's employment had continued during the entire performance period). The performance period for the 2025 PSUs is defined as the three-year period commencing January 1, 2025 and ending December 31, 2027.

Separation Agreement
Initial: Associate /s/ SR

vi.2025 RSU Grant. The restricted share units ("2025 RSUs") granted on March 10, 2025 ("2025 Grant Date") under the OIP vest in three equal installments. The first, second, and third installments shall vest on the first, second, and third anniversaries of the 2025 Grant Date, respectively.
4.General Release. Subject to Paragraph 21 and except for any claims that by law are non-waivable, Associate, without limitation of any kind, waives, releases and forever discharges Jackson and the other Released Parties, from all claims, including claims as a class action participant, known and unknown, that Associate might now have or has ever had against Jackson or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Associate signs this Agreement, including, without limitation, on account of or arising from or in any way related to Associate's employment with Jackson, compensation, other terms and conditions of employment, and/or the conclusion of that employment, including, but not limited to, claims related to any disclosures Jackson must make to the Financial Industry Regulatory Authority ("FINRA") or any regulatory authority regarding the conclusion of Associate's employment, claims for breach of any express or implied contract and/or employee handbook, claims for wrongful discharge, and claims for employment discrimination of all types, including but not limited to retaliation, harassment, race, color, national origin, religion, ethnicity, age, gender, sex, sexual orientation and disability. The term "Released Parties" as used in this Agreement includes: (a) Jackson and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, Associates, employees, and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above.
5.Specific Release. Without limiting in any way the General Release provided in Paragraph
4 of this Agreement, and notwithstanding any provision anywhere to the contrary, Associate specifically waives, releases and forever discharges Jackson and the other Released Parties from all claims, known and unknown, that Associate might now have or has ever had:
a.in any federal, state, or local court, commission or agency, or under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind);

b.for employment discrimination and actions prohibited by the Age Discrimination in Employment Act of 1967 ("ADEA''), 42 U.S.C. §§621-634, as amended by the Older Workers Benefit Protection Act of 1990 ("OWBPA"); Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§2000e, et seq; the Civil Rights Act of 1991; the

Separation Agreement
Initial: Associate /s/ SR

Employee Retirement Income Security Act of 1974 (except for vested ERISA benefits), 29 U.S.C. §1001, et seq; the Americans with Disabilities Act of 1990, as amended; the Rehabilitation Act; the Reconstruction Era Civil Rights Act. including 42 U.S.C. §1981 and 42 U.S.C. §1983, the Family and Medical Leave Act and any similar state laws; the Equal Pay Act and any similar laws; the Occupational Safety and Health Act; the Fair Labor Standards Act; the Consolidated Omnibus Budget Reconciliation Act; the Fair Credit Reporting Act and any similar state laws; the National Labor Relations Act; the Genetic Information Nondiscrimination Act; the Michigan Elliott-Larsen Civil Rights Act; Michigan Persons with Disabilities Civil Rights Act; Payment of Wages and Fringe Benefits Act; Michigan Whistleblowers' Protection Act; Bullard-Plawecki Employee Right to Know Act; the Michigan Occupational Safety and Health Act (MIOSHA); the Michigan Social Security Number Privacy Act; the Michigan Internet Privacy Protection Act; the Tennessee Human Rights Act; the Tennessee Disability Act; the Tennessee Equal Pay Act; the Tennessee Public Protection Act; the Tennessee Pregnant Workers Fairness Act; the Tennessee Crown Act, all as amended, and any claims or rights arising under any other applicable federal, state, local, or foreign statutes, laws, and/or regulations that may be legally waived and released;

c.or acquire, for any award of money and equitable relief that by law or regulation, or otherwise, Associate might pursue or be awarded in any forum, including but not limited to the U.S. Equal Employment Opportunity Commission and any federal or state fair employment practice agency.
Notwithstanding the foregoing in Paragraphs 4 and 5 above, these releases and waivers shall not apply to any claim for unemployment or workers' compensation, or a claim that by law is non-waivable.

6.Not Eligible for Rehire. Associate agrees that Associate will not knowingly seek or accept employment, or work as an independent contractor or temporary worker, with Jackson in the future, and that Jackson is in no way obligated to hire, employ, or retain Associate either directly as an employee or as an independent contractor or temporary worker performing services for Jackson. Associate also agrees that if Associate applies for employment with Jackson, Associate shall immediately withdraw Associate's application upon request, and that if Associate is hired, employed or retained by Jackson, Associate's relationship with Jackson may be immediately terminated based on this Agreement, which Associate agrees is sufficient and appropriate legal grounds for denying employment and/or terminating any employment or other relationship with Jackson. Associate agrees to relieve, and does relieve, the Released Parties from all liability for terminating that relationship and/or not permitting Associate to work for Jackson and will not assert any claim against Jackson for doing so.

7.Taxes. Jackson will withhold income, employment, and other taxes required to be withheld as a matter of law, rule or regulation from the payment(s) described in this Agreement, and Associate exclusively shall be responsible for taxes due as a result of any payments and

Separation Agreement
Initial: Associate /s/ SR

benefits under this Agreement. The payments made pursuant to this Agreement are intended to be exempt from, or compliant with, Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable regulations and guidance thereunder ("Section 409A"), and this Agreement shall be construed accordingly. In no event whatsoever will Jackson be liable for any additional tax, interest or penalties that may be imposed on Associate under Section 409A or any damages for failing to comply with Section 409A. Each payment made under this Agreement shall be treated as a separate payment for purposes of Section 409A.
8.Exclusive Payments. Associate acknowledges and agrees that he has been provided with and has received all compensation to which he was legally entitled during his employment with Jackson, that he was not subjected to any improper treatment, conduct or actions as a result of a compensation request, that he has no other pending claims, lawsuits, or administrative charges against Jackson and that he has not sustained any work-related illness or injuries for which he has not already filed a workers' compensation claim. Except as expressly provided in this Agreement, Jackson shall have no obligation pursuant to any employment agreement or offer letter; any bonus, incentive or transitional management plan or award, including but not limited to the OIP or otherwise, whether or not vested, to make payment of any kind to or for Associate, and Associate expressly waives any such claim to other compensation, payments, benefits, or recovery of any kind from Jackson (including without limitation any bonus, severance, equity or other payments). Notwithstanding the foregoing, neither this Paragraph nor any other Paragraph of this Agreement impairs in any manner whatsoever the entitlement Associate may have, if any, to benefits provided under the Jackson National Life Insurance Company Defined Contribution Retirement Plan (the "401(k) Plan"), the Jackson National Life Insurance Company Management Deferred Income Plan (the "MDIP"), and any entitlement that Associate may have to continue to participate in Jackson's Group Benefit Plan as required by the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or applicable law. If Associate elects to receive COBRA coverage, Associate is responsible for paying the full amount of the premium for any such coverage.
9.Return of Property. Associate shall return to Jackson all property, equipment, items, documents, lists, and other materials belonging to or generated for Jackson, including, but not limited to, computer hardware, including laptop computers; computer software; business records and information, including correspondence, spreadsheets, and computer generated printouts; and keys and access badges on or before the Separation Date. If any property that is otherwise subject to return under this provision is stored electronically on a form of media that cannot be returned to Jackson, such as a third-party email server, Associate shall permanently delete such information and retain no copies thereof.

10.No Disparagement or Public Disclosure.
a.Associate shall not disparage or denigrate Jackson, its officers, directors, or employees or the officers, directors, or employees of its parent, subsidiary, or affiliated companies, or Jackson's products, in any manner whatsoever and will do and say nothing to encourage or facilitate the disassociation of persons currently

Separation Agreement
Initial: Associate /s/ SR

affiliated with Jackson and, if called upon by Jackson to do so, will employ honest effort to encourage continued and new affiliations with Jackson.
b.Except as provided by Paragraph 10c of this Agreement, Associate neither shall disclose, nor participate in public discussion of, Jackson-related information, regardless of whether Jackson considers the information confidential, that Associate acquired by virtue of Associate's employment with Jackson.
c.Nothing in this Paragraph 10 or any other Paragraph of this Agreement shall preclude Associate from reporting or providing information to, cooperating with, or assisting any regulatory agency and/or law enforcement agency regarding any claim or suspicion that Jackson has or may have violated any law or regulation, or otherwise disclosing or providing information at Jackson's written request.
11.Continued Cooperation. Associate represents and warrants that Associate has acted in good faith while employed by Jackson and, as well, that Associate will cooperate in the orderly transition of duties to the extent requested by Jackson. Associate, without duration limitation, shall provide all assistance, including but not limited to attendance at depositions, hearings, and participation in other proceedings or in connection with investigations, that Jackson shall reasonably require. Associate shall make no untrue statement or allegation in or with respect to any such proceeding, or to any legal authority or regulator. Should Associate be subpoenaed or otherwise contacted in any way in connection with any litigation, proceeding, or investigation involving Jackson, Associate agrees to immediately notify Jackson and give Jackson an opportunity to respond to such notice before taking any action or making any decision in connection with the subpoena or contact, except this requirement will not apply to communications permitted by Paragraph 21 herein. Jackson agrees to reimburse Associate for reasonable out-of-pocket expenses incurred in connection with the above cooperation under this Paragraph.

12.Non-Solicitation and Non-Interference with Business Relations. In consideration for the Separation Payment set forth in this Agreement, Associate agrees that Associate will not, without Jackson's prior express written authorization, for the period occurring between the Separation Date and the vesting date of any compensation described in Paragraph 3 of this Agreement, directly or indirectly through any third party (including, without limitation, through a fund, partnership, corporation, or similar entity) or in any other capacity:

a.own any interest in, manage, control, participate in, consult with, render services for, or otherwise be or be connected in any manner with any business competing directly or indirectly with the business of Jackson or the business of its subsidiaries or any other business that Jackson and its subsidiaries have conducted during the one-year period immediately preceding the Separation Date or has plans to conduct as of the Separation Date anywhere in the world;

b.hire, solicit, recruit, or induce (or attempt to hire, solicit, recruit, or induce) any person (i) while he or she is an employee, partner, or member of Jackson or any of its subsidiaries and affiliates or (ii) who was an employee, partner, or member of

Separation Agreement
Initial: Associate /s/ SR

Jackson or any of its subsidiaries and affiliates within the twelve (12) months preceding the date of such hiring, solicitation, recruitment, or inducement (collectively "Off-Limits Employees");
c.assist, directly or indirectly, in hiring, soliciting, recruiting, or inducing any Off Limits Employees for Associate or any other individual or entity (including, without limiting the generality of the foregoing, by suggesting to any such individual or entity or to any of their respective agents potential employment opportunities for, or candidacy of, any Off-Limits Employees);
d.encourage any Off-Limits Employee to terminate his or her employment, partnership, or membership with Jackson or any of its subsidiaries and affiliates;

e.solicit, induce, or assist another individual or entity in soliciting or inducing any of Jackson's current, former, or prospective customer (individually or collectively, "Customers") or interfering with Jackson's business relationship with any such Customer; provided, however, that it shall not be a breach of this clause if, on behalf of a subsequent employer, (i) Associate participates in ordinary-course reporting, such as an investor presentation on an investment, to any group of investors that includes a Customer or (ii) Associate engages with Customers who were pre existing customers of Associate's employer prior to commencing that employment, other than for the purpose of interfering with Jackson's business relationship with any such Customer; or
f.induce or attempt to induce or assist another individual or entity in soliciting or inducing any person or entity (including any supplier, broker, agent, licensee or other business relation of Jackson or any of its subsidiary) to cease doing business with Jackson or any of its subsidiaries, or interfere in any way with the relationship between any such person or entity and Jackson or any of its subsidiaries, that was, within the twelve (12) months preceding or following such solicitation or inducement, a member of Jackson's networks of directors, experts, advisors, or service providers whose services directly support activities related to Jackson's business (collectively "Off-Limits Third Parties"); provided, however, that Associate may utilize the services of any of the Off-Limits Third Parties that is (i) a law firm, (ii) an investment bank, or (iii) any other Off-Limits Third Party that has a pre-existing business relationship with a subsequent employer to the extent that (A) those services are available to persons other than Jackson, (B) Associate's utilization of those services does not prevent, diminish, or otherwise interfere with Jackson's utilization of those services, and (C) in utilizing those services, Associate does not violate any of Associate's other commitments and obligations to Jackson.
Associate further acknowledges and agrees that (i) unless otherwise approved by Jackson, without limiting any of Jackson's rights pursuant to any clawback or recapture policy that Jackson may have in effect from time to time, in the event of Associate's violation of any

Separation Agreement
Initial: Associate /s/ SR

of the covenants contained in this Paragraph 12, Associate will immediately forfeit all unvested PSUs and RSUs held by Associate, and Associate will have no further rights with respect thereto; and (ii) the identities and contact information of Customers, Off-Limits Employees, or Off-Limits Third Parties (including, for the sake of clarity, prospective clients, or prospective investors) that are not otherwise publicly available in their capacities as such shall constitute Confidential Information and that the sale or unauthorized use or disclosure of this or any other Confidential Information would constitute a breach of Associate's non-disclosure obligations.

13.Breach of Agreement. Notwithstanding any Paragraph in this Agreement to the contrary, in the event that Associate shall breach this Agreement, the releases and waivers to which Associate agreed in this Agreement shall survive that breach and remain valid and fully enforceable, but Associate will forfeit any remaining payments due pursuant to this Agreement, and Jackson shall retain all other legal and equitable remedies available to it.

14.Controlling Law. Except to the extent federal law controls, this Agreement shall be interpreted in accordance with the law of Michigan, except for Michigan's conflict of laws rules, which shall not apply.

15.Litigation Venue and Attorney Fees. Any litigation to enforce any term of this Agreement shall be pursued exclusively in Ingham County Circuit Court, Michigan, or the United States District Court for the Western District of Michigan.

In the event Jackson prevails in legal proceedings to enforce the terms of this Agreement, then Jackson shall recover its actual costs and reasonable attorney fees incurred.
16.Unenforceable Provisions. In the event Associate obtains any legally binding determination that one or more Paragraphs of this Agreement is unenforceable by application of law, the remaining Paragraphs nevertheless shall be enforceable to the full extent permitted by law; provided, however, in such event, Jackson may elect to terminate Jackson's and Associate's remaining obligations under this Agreement by sending Associate written notice of that election within thirty (30) days of any final legal declaration of unenforceability.
17.Jackson's "Confidentiality, Non-Solicitation, and Intellectual Property Assignment Agreement" and Award Agreements. Associate's obligations and assignments described in any written Jackson agreement previously signed and/or acknowledged by Associate governing Associate's obligations with respect to "Confidentiality," "Non-Solicitation," and/or "Intellectual Property" and with respect to any long term incentive awards described in Paragraph 3 shall continue and remain enforceable; provided however, that in the event of a conflict between such obligations and the terms of this Agreement: (i) the terms of this Agreement shall control with regard to "Confidentiality," Non-Solicitation," and/or "Intellectual Property"; and (ii) the terms of the relevant award agreement shall control with regard to the long term incentive awards described in Paragraph 3.

Separation Agreement
Initial: Associate /s/ SR

18.Headings. The Paragraph headings in this Agreement are for reference only and shall not limit or otherwise inform the Paragraphs' meaning.

19.No Further Authority. As of the Separation Date and unless otherwise expressly authorized in writing by Jackson, Associate shall have no authority or power to, and shall not represent to third parties that Associate has the authority or power to, act for or on behalf of Jackson or bind Jackson with respect to third parties, and Associate relinquishes all offices, directorships, committee appointments, and similar positions with Jackson or any direct or indirect subsidiary, affiliate, fund, or parent of Jackson.

20.Acceptance of, and Right to Revoke, Agreement.

a.Associate may not accept, sign, date, or return this Agreement before Associate's Separation Date.

b.Consistent with federal laws protecting persons from age discrimination, including the ADEA as amended by the OWBPA:
i.Associate acknowledges that Associate is knowingly and voluntarily waiting and releasing any rights Associate may have under the ADEA and OWBPA through the date Associate signs this Agreement, and that the consideration given for this waiver is in addition to anything of value to which Associate is already entitled;
ii.Jackson hereby advises Associate that this release does not apply to any rights or claims that may arise after the date Associate signs this Agreement;
iii.Jackson hereby advises Associate to consult with an attorney (at Associate's cost) prior to signing and returning this Agreement;
iv.Associate shall have until 11:59 p.m. central time on the date twenty-one (21) days after being presented with this Agreement to accept and sign the Agreement, and to deliver the Agreement as provided in Paragraph 20d of this Agreement; and

v.Should Associate timely accept and sign the Agreement, Associate thereafter shall have seven (7) days to revoke Associate's acceptance. If Associate revokes such acceptance of this Agreement as described in Paragraph 20e of this Agreement, this Agreement shall be rendered void and without effect and neither Jackson nor Associate shall have any duty or obligation to the other party hereunder.

c.No deadline provided in this Paragraph of this Agreement shall be extended because of any change to any of the terms, material or otherwise, of the Agreement

Separation Agreement
Initial: Associate /s/ SR

as initially or subsequently presented to Associate. Changes to this Agreement, whether material or immaterial, do not restart the running of Associate's 21-day consideration period.

d.In the event Associate elects to ACCEPT this Agreement, Associate must deliver this Agreement, signed, dated and initialed where indicated, to Donna Douglas in Human Resources. Delivery may be made via email so long as the original signed document is separately mailed to Donna Douglas.

e.In the event Associate elects to REVOKE Associate's acceptance of this Agreement, Associate must communicate that decision to Donna Douglas.
21.No Forbidden Waiver. Associate acknowledges and agrees that this Agreement is intended to include in its release effect, without limitation, all claims known or unknown that he has or may have, up to and including the date of this Agreement, except for claims which: (a) cannot be released solely by private agreement; (b) are for unemployment or workers' compensation benefits; (c) are to enforce or challenge this Agreement; (d) arise after the effective date of this Agreement; (e) are for vested 401(k) or pension benefits; or (f) are permitted by this Paragraph.
Notwithstanding any other provision of this Agreement, nothing in this this Agreement shall (i) prohibit Associate from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of, and rules promulgated under, Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002 (as amended), FINRA, or of any other whistleblower protection provisions of federal, state, or local law or regulation, or (ii) require notification or prior approval by Jackson of any reporting described in provision (i) of this Paragraph. Nor is this Agreement intended to preclude Associate from filing a charge or complaint with, communicating and cooperating with, giving truthful testimony or statements or disclosures to, or participating in any investigation or other proceeding undertaken by, the U.S. Equal Employment Opportunity Commission ("EEOC"), any state or local fair employment practices agency acting as an EEOC referring agency, or other federal state, local or other governmental agency or regulatory entity, or otherwise pursuing any claim that by law cannot be released or waived by private agreement.

Furthermore, pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except

Separation Agreement
Initial: Associate /s/ SR

pursuant to court order. Nothing in this Agreement prohibits or creates liability for any such protected conduct.

22.Agreement Effective Date. This Agreement is effective only in the event that Associate accepts, signs and timely delivers this Agreement as provided in Paragraph 20d of this Agreement and does not timely revoke Associate's acceptance; in that circumstance, the Agreement Effective Date is the date upon which Associate's right to revoke the Agreement expires.
23.Remedies. Associate acknowledges and agrees that a breach by Associate of any provision of Paragraph 12 of this Agreement will result in immediate and irreparable harm to Jackson for which full damages cannot readily be calculated and for which damages are an inadequate remedy. Accordingly, Associate agrees that Jackson shall be entitled to injunctive relief to prevent any such actual or threatened breach or any continuing breach by Associate (without posting a bond or other security), without limiting any other remedies that may be available to it. Associate further agrees to reimburse Jackson for all costs and expenditures, including but not limited to reasonable attorneys' fees and court costs, incurred by it in connection with the successful enforcement of any of its rights under Paragraph 12 of this Agreement.
24.Third-Party Beneficiaries. Except as expressly provided to the contrary in this Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. Associate agrees that all Jackson subsidiaries and affiliates shall be express third-party beneficiaries of this Agreement (and the releases and waivers contained in this Agreement) and shall be permitted to enforce the terms of this Agreement as it they were parties hereto.
25.Entire Agreement; Amendment. This Agreement is the entire agreement between Associate and Jackson concerning the matters identified herein and, except as provided in Paragraph 17 of this Agreement, supersedes all prior and contemporaneous oral and written agreements and understandings between the parties concerning the matters identified herein. This Agreement will be binding on the parties' successors, assigns, heirs, and executors. No modification of this Agreement shall be effective unless written and signed by both parties.

[Remainder of page intentionally left blank.]

Separation Agreement
Initial: Associate /s/ SR

SIGNATURES

The terms and conditions of this Agreement are agreed to by both Parties as witnessed by their respective signatures below. By signing this Agreement, the signatories below each certifies that they are duly authorized to bind themselves or their respective Party to this Agreement.

ASSOCIATE        JACKSON

Signed: /s/ Scott Romine                Signed: /s/ Donna Douglas

Name: Scott Romine                    Name: Donna Douglas

Date: 8/6/25                        Title: AVP, HR

                            Date: 8/14/25

[Remainder of page intentionally left blank. Associate acknowledgement page follows.]

Separation Agreement
Initial: Associate /s/ SR

ACKNOWLEDGEMENT
I acknowledge that:

1.I have read and understand completely the terms and effect of this Agreement and that my decision to sign this Agreement was knowing and voluntary and made only after full and careful consideration.

2.I was advised before I signed this Agreement that I had the right to consult with an attorney (at my cost) before signing this Agreement and to consult an attorney again (at my cost) before expiration of the revocation period described in Paragraph 20e of this Agreement.

3.The payments and benefits described in this Agreement are those to which I am entitled only by virtue of signing (without revoking) this Agreement, in addition to anything of value to which I already am entitled, and are offered to me in return for the releases, waivers, and other obligations to which I have agreed in this Agreement.

4.By virtue of signing this Agreement, I am releasing and waiving claims through the date on which I sign this Agreement.

5.Jackon has made no representation regarding the likely income tax treatment or consequences of the payments described in this Agreement.

/s/ Scott Romine                        Date 8/6/25
Associate

Separation Agreement
Initial: Associate /s/ SR